EXHIBIT 21

List of Significant Subsidiaries of Hudson Highland Group, Inc.

Hudson Highland Group, Inc.’s significant subsidiaries as of December 31, 2006, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Highland Partners conducts its business operations in the United States through Hudson Highland Group, Inc.

Subsidiary	State or jurisdiction of incorporation	Percentage owned
Hudson Global Resources Holding, Inc.	Delaware	100%
Hudson Global Resources Management, Inc.	Pennsylvania	100%
People.com Technology Partners, Inc.	Delaware	100%
Hudson Highland Group Holdings International, Inc.	Delaware	100%
Hudson Highland Center for High Performance, LLC	Delaware	80%
Cornell Technical Services, Inc.	Virginia	100%
Delta Search Group, Inc.	Illinois	100%
People.com Consultants, Inc.	California	100%
Hudson Global Resources America, Inc.	Florida	100%
JMT FINANCIAL PARTNERS, LLC	Colorado	100%
Hudson Highland Group Search, Inc.	Canada	100%
Highland Partners Co (Canada)	Canada	100%
James Botrie & Associate	Canada	100%
Hudson Global Resources Limited	United Kingdom	100%
Hudson Trade & Industrial Services Pty Ltd.	Australia	100%
Hudson Global Resources (NZ) Ltd	New Zealand	100%
Hudson Global Resources S.A.S.	France	100%
Hudson Global Resources S.L.	Spain	100%
Hudson Highland Group Srl	Italy	99.5%
Hudson Global Resources Madrid S.L.	Spain	100%
Hudson Global Resources AS	Norway	100%
HH Global Resources A.B.	Sweden	100%
Hudson Global Resources (Singapore) Pte Limited	Singapore	100%
Hudson Global Resources Hong Kong Limited	Hong Kong	100%
Hudson Human Capital Solutions (Shanghai) Ltd	China	100%
Hudson Highland Group Search, Inc.	Canada	100%
Hudson Global Resources Kft	Hungary	100%
Hudson Global Resources s.r.o	Czech Republic	100%
Hudson Global Resources Sp.Zo.O	Poland	100%
TMP Personnel Select s.r.o (Slovakia)	Slovakia	100%
Melville Craig Group Limited	Scotland	100%
Balance Ervaring op Projectbasis B.V.	Netherlands	100%
De Witte & Morel Global Resources N.V.	Belgium	99.0%
De Witte & Morel Global Resources S.A.	Luxembourg	99.9%
Highland Partners Limited	United Kingdom	100%
Highland Partners Co (Canada)	Canada	100%
Highland Partners (Australia) Pty Ltd	Australia	100%